Exhibit 5.01

July 20, 2005

Diamond Foods, Inc.
1050 South Diamond Street
Stockton, CA 95205

Re:	Diamond Foods, Inc.
Registration Statement Form S-8

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Diamond Foods, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about July 20, 2005 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,900,000 shares of the Company’s Common Stock (the “Stock”), subject to issuance by the Company upon the exercise of (a) stock options to be granted under the Company’s 2005 Equity Incentive Plan (the “2005 Plan”) or (b) purchase rights to be granted under the Company’s 2005 Employee Stock Purchase Plan (the “Purchase Plan”). The plans referred to in clauses (a) and (b) above are collectively referred to in this letter as the “Plans.” In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following.

(1)	the Company’s Certificate of Incorporation, certified by the Delaware Secretary of State on February 14, 2005 and as amended on February 18, 2005.

(2)	form of the Company’s Amended and Restated Certificate of Incorporation to be filed upon the closing of the offering contemplated by the registration statement on Form S-1 (File Number 333-123576), as amended (the “Form S-1”), in connection with the initial public offering of the Stock.

(3)	the Company’s Bylaws, adopted by the Company’s incorporator on February 18, 2005.

(4)	form of the Company’s Restated Bylaws to be effective upon the closing of the offering contemplated by the Form S-1 in connection with the initial public offering of the Stock.

(5)	the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference, which includes the 2005 Plan and the forms of grant and exercise agreements to be used in connection therewith.

(6)	the prospectus prepared in connection with the Registration Statement.

Diamond Foods, Inc.
July 20, 2005

(7)	the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company’s minute books.

(8)	the minutes of meetings and actions by written consent of the members and Board of Directors that are contained in the minute books of your predecessor, Diamond Walnut Growers, Inc., a California agricultural cooperative association (“Diamond Growers”), that are in our possession.

(9)	the form of Amended and Restated Agreement and Plan of Conversion to be entered into between the Company and Diamond Growers (the “Conversion Agreement”) to be filed with the California Secretary of State upon the completion of the transactions contemplated thereunder.

(10)	the form of Certificate of Merger to be filed with the Delaware Secretary of State upon the closing of the closing of the transactions contemplated under the Conversion Agreement.

(11)	a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

(12)	the Registration Statement on Form 8-A filed with the Commission on July 15, 2005 to register the Company’s securities under the Securities Exchange Act of 1934, as amended.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.

Diamond Foods, Inc.
July 20, 2005

     Based upon the foregoing, it is our opinion that the 2,900,000 shares of Stock that may be issued and sold by the Company upon the exercise of (a) stock options to be granted under the 2005 Plan and (b) purchase rights to be granted under the Purchase Plan, when issued, sold and delivered in accordance with the applicable plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,
FENWICK & WEST LLP